Exhibit 99.1

Analytics. Insight. Value. Cotiviti Holdings, Inc. JP Morgan Healthcare Conference January 9-12,2017 1

Safe harbor Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this presentation are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words. The forward-looking statements contained in this presentation are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions; improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary; healthcare spending fluctuations; our clients declining to renew their agreements with us or renewing at lower performance fee levels; inability to develop new clients; delays in implementing our solutions; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to innovate and develop new solutions for our clients; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide; loss of a large client; consolidation among healthcare payers or retailers; slow development of the healthcare payment accuracy market; negative publicity concerning the healthcare payment industry or patient confidentiality and privacy; significant competition for our solutions; our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how; compliance with current and future regulatory requirements; declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process; our failure to accurately estimate the factors upon which we base our contract pricing; our inability to manage our growth; our inability to successfully integrate and realize synergies from the merger of Connolly Superholdings, Inc. and iHealth Technologies, Inc. in May 2014 or any future acquisitions or strategic partnerships; our failure to maintain or upgrade our operational platforms; our failure to renew our Medicare Recovery Audit Contractor program contracts or if the terms of the Medicare RAC program contracts are substantially changed; our rebranding may not be successful; litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements; our inability to expand our retail business; our inability to manage our relationships with information suppliers, software vendors or utility providers; fluctuation in our results of operations; changes in tax rules; risks associated with international operations; our inability to realize the book value of intangible assets; our success in attracting and retaining qualified employees and key personnel; general economic, political and market forces and dislocations beyond our control risks related to our substantial indebtedness and holding company structure; volatility in bank and capital markets; our status as a controlled company and as an emerging growth company; and provisions in our amended and restated certificate of incorporation.. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. Non-GAAP Financial Measures We present Adjusted EBITDA and Free Cash Flow to help us describe our operating performance. Our presentation of Adjusted EBITDA and Free Cash Flow are intended as a supplemental measures of our performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as an alternative to operating income (loss), net income (loss), earnings per share or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Our presentation of Adjusted EBITDA and Free Cash Flow should not be construed to imply that our future results will be unaffected by these items. See the Appendix to this presentation for a reconciliation of Adjusted EBITDA to net income (loss). 2

Strategic Overview Doug Williams, Chief Executive Officer 3

Clear Leader in Large and Growing Market Market Cap: $3.1B* * Based on stock price of $34.40 at December 30, 2016 4  Leading provider of analytics-driven payment accuracy solutions in healthcare and retail markets  Advanced and proprietary technology platform and analytics capabilities  Attractive, high-growth end markets  Aligned financial model delivers meaningful results for our clients: we succeed when they succeed IPO: May 26, 2016 NYSE: COTV

Strong Financial Performance Since IPO $609M LTM Revenue +19% YoY $232M LTM Adj. EBITDA(1) +21% YoY 38.1% Adj. EBITDA Margin +57bps YoY De-Levered To 3.3x net debt from 4.2x at IPO Refinanced Capital Structure To reduce interest costs and increase financial flexibility Positioned to achieve long-term goals +10-12% revenue growth, +30-50bps of adj. EBITDA margin expansion (1) Non-GAAP measure. See Appendix for reconciliation to net income. Note: LTM period ended September 30, 2016 5 Results driven by combination of increased client penetration, cross-selling and new customer wins Enhancing Results and Outlook through Strategic Actions Delivering Robust Financial Results

Visible Path to Sustainable Healthcare Growth • Existing clients as source of growth: • 97% of growth from existing clients, including 65% growth from 2012 and prior clients 7x growth opportunity from existing clients • • • Cross-sell Expanding solution adoption • Significant new sources of future growth: • • • 4 cross-sells over past year 5 new clients over past year Awarded two CMS RAC program regions which represent ~50% Medicare Part A and B claims • • Capital expenditures support continued innovation Drives growth and margin expansion Note: Data as of September 30, 2016 6 Continued Investment in Technology Platform Continued Execution on Growth Strategy

Unlocking Value from Complex Data $3+B in annual savings(1) • Complex contract and payment arrangements Analytics. Insight. Value. • Estimated $3 trillion of healthcare payments flowing to multiple, disparate parties • Accuracy depends on various data, including reference data Proprietary analytics Deep expertise (1) Client savings generated in 2015 7 Complex Data Market Need Client Impact Powerful Solutions Delivery Engine

Complex Market Drives Need for Cotiviti Solutions

Category	Select examples	Tailwind for Cotiviti?
Increasingly complex reimbursement	Shift to value-based contracts; Increased consumerism	✓
Increased coding complexity	ICD-10; New medical procedures	✓
Changing demographics	Aging populations w/ complex comorbidities; Increased utilization	✓
Shift to managed care within government	Medicare and Medicaid shift from FFS[(1)]	✓
Data is ever-changing	Payment responsibility / sharing; Coding and billing; Provider contracts	✓

(1) FFS refers to fee for service

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Cotiviti

Providing Solutions Across the Claims Process payment Cotiviti answers these critical questions Contract compliance Clinically appropriate Payment responsibility Coding accuracy Were the correct contracted liability, coverage and payment terms applied for the claims submission? Is the health insurance carrier the correct and sole payer? Were the correct claim codes used? Were the appropriate treatments and diagnoses billed to the payer? 9 Revenue derived from multiple areas, across multiple claim types Claim Claim adjudication Claim submission Retrospective claims accuracy Prospective claims accuracy

PCA: Prospective Claims Accuracy Solution


Cotiviti
Cotiviti
Claim submission
Claim adjudication
Prospective claims accuracy
Claim payment
Retrospective claims accuracy
Cotiviti's PCA solution
Cotiviti's Payment policy library
Cotiviti team
(MDs, coding experts and others)
We configure analytic algorithms for each client's unique needs
Client Claim process
Provider submits claim for reimbursement
Health plan adjudication engine
Cotiviti
Healthcare
Payer pays Provider
$

- Provides final filter to ensure payments are consistent with policies
- Extracts data from system to permit contextual processing; then places back into system
- 42% of YTD 9/2016 healthcare revenue
- Reviewed over $65B of claims in 2015

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Cotiviti

RCA: Retrospective Claims Accuracy Solution payment Technology-enabled RCA analytics empower subject matter experts Defined RCA analytics filters Weekly or monthly claim payment data file $ Savings Claims likely to have savings Documented savings identified • • • • Large claims sets and comprehensive analytics derives multiple dimensions of value Analytics process facilitates ongoing solution development 56% of YTD 9/2016 healthcare revenue Reviewed over $440B of claims in 2015 11 Third party and client reference data Claim Prospective claims accuracy Claim adjudication Claim submission Retrospective claims accuracy

Proprietary Technology Platform and Revenue Growth Data Assets Drive • Scalable and configurable Content Advantage: 15+ Years of data collection and payment accuracy expertise Subject matter expertise • Large data set and model “factory”/rules engine create powerful network effect Scale & Insight Advantage: > $500B Aggregate claims data reviewed in 2015(1) Third-party data Client data • Leverage-able for next generation of solutions Analytics model “factory”/rules engine leverages proprietary content library • Discovery advantage facilitates sustainable growth Discovery Advantage: Breadth & Depth Data set and rules engine analytics Client solutions (1) Excludes Medicare fee-for-service claims. 12 Why does it matter? Why are we unique? How does it work?

Cotiviti Provides Process Solutions Across the Healthcare Claims (1) While a critical component of the payment process, “Claim Payment” is typically a rules determination that does not change the value of a claim. (2) Change Healthcare and McKesson to combine and form a new healthcare IT Company as announced on June 28, 2016 13 Other niche players Solution Providers… …focused on multiple components of the payment process (2) (2) (2) …focused on one component of the payment process (2) Payer internal teams Payer internal teams Retrospective claims accuracy Claim payment (1) Prospective claims accuracy Claim adjudication Claim submission

Leading Retail Segment Complementary to Healthcare Retail competitive advantages allow for synergies across the businesses technology synergies Healthcare Healthcare 14 Expertise in unstructured data transferable to Leverages similar analytic algorithm logic as Common technology with Healthcare A leader in the retail payment accuracy market in United States, Canada and the United Kingdom Primary competitor PRGX Global Recurring revenue with solid margins Tenured relationships with greater than 35 clients, including 8 of 10 largest U.S. retailers Retail and Healthcare Retail business highlights

Diversified Healthcare Revenue Stream • Over 40 healthcare plan clients, including 8 of the 10 largest health insurance carriers in the U.S. Cross-sells – 4 over past year New clients – 5 over past year Well-diversified commercial revenue stream • • • CMS RAC Commercial Plans’ Government Sponsored Medicare Advantage Commercia Plans Managed Medicaid Note: Data as of September 30, 2016 15

Total Healthcare Addressable Market Driven by ~$35B Projected Client Savings (2) (2) (1) (2) (2) >$900B ~$170B ~$70B ~$35B 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% ~$5B Market opportunity Total healthcare waste Inaccurate claims & payments… …at our clients & prospects… …addressable by our solutions (1) Source: Institute of Medicine and CMS (2) Based on 2015 Company estimates and assumptions, including that waste has grown in-line with healthcare expenditures since 2009. 16 Approximately 7x growth opportunity within current clients Missed prevention opportunities Inefficiently delivered services Excessive administrative costs Unnecessary services Inaccurate claims and payments

Leader in Analytics-driven Payment Accuracy Solutions • • • Delivering client value that drives retention ~11-year average tenure for top 10 healthcare clients Delivered $3B+ annual client savings in 2015; expect to exceed in 2016 • • • • Resources to invest in security, compliance, product innovation Robust technology platform and proprietary information assets Broad suite of specialized solutions Extensive expertise and capabilities across payment continuum ~$5B total addressable market • 75% within existing client base • 25% from adding new clients 5.8% annual healthcare industry cost growth tailwind 17 Strong growth potential Meaningful scale Track record

Growth Opportunities and Financial Overview Steve Senneff, Chief Financial Officer 18

Financial Model Tightly Aligned with Clients Client claim expense We succeed when Reviewable spend our client succeeds Client savings Revenue 19

Drivers of Attractive Financial Performance • • • • • Expand within existing client base Expand client base Healthcare tailwinds Innovate solutions Selectively pursue M&A • • • • High-visibility revenue model Aligned financial model drives growth and predictability Significant revenue from existing clients ~11-year average tenure with 10 largest healthcare clients • • Economies of scale Technology and analytics innovation drive operating leverage • • • Strong margins Capital expenditures support continued innovation Ability to de-lever 20 Strong cash flow characteristics Highly scalable model Predictable revenue Multiple revenue growth drivers

Significant Growth Opportunities Increase volume of claims reviewed Expand utilization of solutions library Cross-sell PCA/RCA solutions Included in growth targets Potential upside to growth targets 21 Selectively pursue acquisitions and strategic partnerships Continue to innovate additional offerings and solutions Expand client base Expand within existing client base

Substantial Growth Opportunity within Existing Clients Cotiviti Value Today Incremental Value Opportunity 100% 0% Existing Cotiviti Healthcare Clients Note: Includes clients with revenue for Healthcare Prospective Claims Accuracy or Retrospective Claims Accuracy, excluding CMS. Data as of December 2015 22 Estimated Value to Healthcare Client

Client Relationship Expands Through Increased Adoption 23 Illustrative client A Illustrative client B PCA RCA PCA RCA Lines of business and platform Commercial At-Risk 5/7 claim platforms 5/7 claim platforms 2/5 claim platforms Not applicable – Medicare/Medicaid only Commercial ASO Medicare Advantage 4/5 claim platforms Managed Medicaid 2 states Claim types Professional Outpatient DME Inpatient Solution areas Billing accuracy 70% of library 50% of library Contract compliance 50% of library Payment responsibility 50% of library Clinical appropriateness 50% of library Current Cotiviti presence Opportunity for new scope In Development

Robust Performance Sets Foundation for Future Growth • 2016 realized cross-selling success, new customer wins, new CMS RAC contract, and pipeline development $ 457 $ 175 • Sustained investment for innovation and growth • Continued opportunity for operating leverage through incremental scale • Well-positioned to achieve long-term goals: • +10-12% revenue growth 9m 2015 9m 2016 9m 2015 9m 2016 Total Global Retail / Other Healthcare • +30-50 bps adj. EBITDA margin expansion Margin + 64bps (1) Non-GAAP measure. See Appendix for reconciliation to net income. 24 38.3% 37.7% $ 147 $ 390 $ 54 $ 404 $ 53 $ 337 Revenue ($M) 2016 Accomplishments Enhance Foundation for Future Growth Adj. EBITDA(1) ($M)

Positioned to Create Meaningful Shareholder Value 25 Diversified growth opportunities Attractive, high-visibility revenue model with strong margins and cash flow Aligned financial model delivers meaningful results for our clients Attractive, high-growth end markets Advanced and proprietary technology platform and analytics capabilities Leading provider of analytics-driven payment accuracy solutions

Analytics. Insight. Value. Appendix 26

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(unaudited, $ in millions)	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015	LTM Ended September 30, 2016	LTM Ended September 30, 2015
Net Income (Loss)	$ 24	$ 5	$ 33	$ (34)
Adjustments to net income (loss):				
Depreciation and amortization	60	56	79	73
Impairment of intangible assets (1)	-	28	-	102
Interest expense	40	50	56	67
Other non-operating (income) expense (2)	(1)	(0)	(1)	(1)
Income tax expense (benefit)	13	4	23	(22)
Gain on discontinued operations, net of tax (3)	-	(1)	-	(1)
Transaction-related expenses and other (4)	1	0	2	0
Stock-based compensation (5)	22	2	23	3
Loss on extinguishment of debt (6)	16	4	16	4
Adjusted EBITDA	$ 175	$ 147	$ 232	$ 192

(1) Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our trade names.

(2) Represents other non-operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.

(3) Represents payment on a $0.9 million note receivable ($0.6 million net of taxes) related to a business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.

(4) Represents transaction-related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and certain corporate development activity.

(5) Represents expense related to stock-based compensation awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the three months ended September 30, 2016, performance awards vested resulting in stock compensation expense of $15.9 million.

(6) Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long-term debt in 2015, the early repayment of a portion of our long-term debt in 2016 and the refinancing of our long-term debt in 2016.

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Cotiviti

Long History of Unlocking Client Value 2016+ Initial Public Offering 2015 Rebranded to Cotiviti Expertise in Retrospective Claims Accuracy (RCA) 2014 Companies merged to unite a combined focus on RCA & PCA creating significant cross sell opportunities Expertise in Prospective Claims Accuracy (PCA) 28

PCA Case Study: Claims Volume and Solution Adoption Drive Growth $300 $250 $200 $150 $96 $93 $100 $73 $60 $50 - 2008 2009 2010 2011 2012 2013 2014 2015 Professional Savings Outpatient Savings focusing only on review to include spend increases that establish a foundation for adoption led to growth Note: Case studies are not necessarily representative of all clients. 29 Client Savings ($M) 200820102011-20142015 Began PCA reviewsExpanded scope ofSignificant Medicare Advantage presence results inIncreased spend and professional claimsoutpatient claimssavings growthsignificant savings Client gradually adopts more of our analytical algorithms, further increasing the savings we deliver $258 $114$129 $12

RCA Case Study: Increased Scope and Consolidation Drive Growth



RCA Client Savings ($M)
$400
$300
$200
$100
-
36.4% CAGR
$70
$115
$133
$190
$294
$331
2010
2011
2012
2013
2014
2015
Original Client
Acquired Client (1)
Consolidated Client

2009	2011	2012	2013	2014+
Expanded scope to include national review of implant & high cost drugs **2010** Promoted to primary position on one of the client's largest claims platforms	Expanded to include new medical chart review program Increased savings within existing concepts through improved productivity 3-year contract extension	Continued growth within existing scope of work through enhanced Cotiviti performance and natural market tailwinds Initiatives to increase rate of conversion from identified overpayment to realized savings	Won primary position on majority of scope projects New contract with 3-year extension	Large client made material acquisition of another client Savings delivered to combined entity increased due to client optimization of payment accuracy best practices and increased adoption

(1) Parent company (the subject of the case study) acquired another Cotiviti client in 2013. Pre-2013 numbers do not include revenue from the acquired entity. 2013-2015 includes revenue from both entities.

Note: Case studies are not necessarily representative of all clients.

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Cotiviti